SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated December 22, 2008

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 22, 2008, Zale Corporation (the “Company”) entered into (1) an amended and restated employment agreement with Neal Goldberg, its Chief Executive Officer, and (2) amended and restated employment security agreements with its other executive officers.  The changes in these agreements from the prior agreements with these individuals primarily were intended to bring these agreements into compliance with Section 409A of the Internal Revenue Code, although various other minor changes were made as well.

The revisions to Mr. Goldberg’s agreement include (1) revising his “Base Salary” to reflect his current base salary of $1,025,000 per annum, (2) eliminating from the definition of “Termination Reason” any reduction in his Base Salary or bonus opportunity that is effected in connection with a general reduction of compensation for all senior executives, (3) the payment to him (or his estate) of any unpaid severance benefits not later than March 15th of the year following the year of his termination, and (4) the addition of a recoupment provision.

The revisions to the employment security agreements include (1) the payment to the executive (or the executive’s estate) of any unpaid severance benefits not later than March 15th of the year following the year of the executive’s termination, and (2) the addition of the right of the Company to amend the agreements subject to certain limitations.

Item 9.01               Financial Statements and Exhibits

10.1         Neal Goldberg Amended and Restated Employment Agreement as of December 22, 2008

10.2         Form of Amended and Restated Employment Security Agreement with President and Executive Vice Presidents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

	By:	/s/ Rodney Carter
Rodney Carter
Executive Vice President, Chief Financial Officer and
Chief Administrative Officer

December 23, 2008